Exhibit 10.1
Execution Copy
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (the “Fourth Amendment”), made as of this 1st day of October 2015, is entered into by and between The KEYW Corporation, a Maryland corporation with its principal place of business at 7740 Milestone Parkway, Suite 150, Hanover, MD 21076 (the “Company”) and Mark A. Willard (the “Employee”).
WHEREAS, the Company and Employee entered into an Employment Agreement dated June 16, 2010, as amended on March 12, 2012, June 29, 2012 and May 27, 2015 (collectively the “Employment Agreement”);
WHEREAS, Employee wishes to resign as President and Interim Chief Executive Officer of the Company;
WHEREAS, the Company wishes to retain the Employee as Executive Vice President of the Company; and
WHEREAS, the Company and Employee mutually wish to amend the Employment Agreement.
NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Fourth Amendment, the parties agree:
1. Section 2.1 is amended by deleting the words “President and Chief Executive Officer” and replacing them with the words “Executive Vice President.”
2. Capitalized terms used in this Fourth Amendment shall have the meaning assigned to such terms in the Employment Agreement unless otherwise provided in this Fourth Amendment.
3. All definitions, terms, and conditions of the Employment Agreement remain in full force and effect for the duration of the Employment Period.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year set forth above. THE KEYW CORPORATION:

By: /s/ Philip L. Calamia
Name: Philip L. Calamia
Title: Chief Financial Officer

EMPLOYEE:

/s/ Mark A. Willard
Mark A. Willard